                                                                     EXHIBIT 2.5

THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "AGREEMENT") RELATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.


                         FORM OF SUBSCRIPTION AGREEMENT
                         ------------------------------


TO:      LML PAYMENT SYSTEMS INC.
         (the "Company")
         6900 Southpoint Drive, N.
         Suite 200
         Jacksonville, FL 32216

         With a business address at:

         1680 - 1140 West Pender Street
         Vancouver,  B.C.
         V6E 4G1

1. The undersigned purchaser (the "Purchaser") hereby subscribes for and agrees to purchase _______ shares in the capital of the Company (the "Shares") at the price of U.S.$5.00 per Share, for the total purchase price of U.S.$_________ (the "Funds"), which is tendered herewith. This subscription is part of a private placement of up to U.S.$5,000,000 (the "Private Placement"). A minimum subscription of CDN.$97,000 (approximately U.S.$66,000 based on current exchange rates) is required.

2. The Purchaser acknowledges that the Company will pay a finder's fee of ten percent (10%) of the Funds (and other funds forming part of this Private Placement) to ____________ (the "Finder") in connection with this subscription and the other subscriptions forming part of the Private Placement. The finder's fee will be paid in such number of Shares as shall be equal to the amount of the finder's fee divided by a deemed issue price of U.S.$5.00 per Share.

3. The Purchaser undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom in British Columbia for a period of twelve months from the date of issue thereof (the "B.C. Hold Period"), except pursuant to an exemption from prospectus requirements.
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                                      -2-




4.        The Purchaser confirms that:

     (a) the decision to subscribe for the Shares was not made as a result of any material information about the Company's affairs that had not been publicly disclosed; and

     (b)  the sale of the Shares has not been accompanied by an advertisement.

5.        The Purchaser acknowledges that:

     (a) the Shares will be sold under an exemption from the prospectus requirements set out in Section 74(2)(4) of the British Columbia Securities Act (the "B.C. Act") and with respect to the sale of the Shares, represents and warrants to the Company that the Purchaser is purchasing the Shares as principal;

     (b) the Purchaser is purchasing the Shares pursuant to an exemption under the B.C. Act on the basis that the Purchaser is sophisticated and, as a consequence:

          (i) is restricted from using most of the civil remedies available under securities legislation,

          (ii) may not receive information that would otherwise be required to be provided to him under securities legislation, and

          (iii) the Company is relieved from certain obligations that would otherwise apply under securities legislation;

     (c) the Shares are being purchased by the Purchaser as principal for investment only and not with a view to the distribution thereof, and the Purchaser is not participating directly or indirectly in any underwriting of the Shares;

     (d) the Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), and may not be offered or sold in the United States or to any U.S. Person (as such term is defined in Rule 902 of Regulation S of the 1933 Act) unless such securities have been registered under the 1933 Act or an exemption from the registration requirements thereof is available;

     (e) the Purchaser is a partnership or corporation, it is organized under the laws of the jurisdiction of the British Virgin Islands and has not been formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act. In addition, the Purchaser (i)
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                                      -3-


          is not (and is not purchasing the Shares for the account or benefit of) a U.S. Person, (ii) was not offered the Shares in the United States, and (iii) did not execute or deliver this Agreement in the United States;

     (f) the Purchaser agrees not to offer, sell or transfer any Shares during the 40 day period commencing after the later of (i) the date the Shares were first offered to persons other than distributors in reliance on Regulation S under the 1933 Act or (ii) the closing of the transaction contemplated hereby, except in compliance with Rule 903 or Rule 904 of Regulation S under the 1933 Act. The Purchaser acknowledges that the Company will place a legend to such effect on the securities and may institute such other procedures to assure compliance with the foregoing requirements, including, without limitation, requiring the Purchaser to establish that a transferee of any of the Shares during any restricted period is not a U.S. person and the offer and sale was not made in the United States;

     (g) the Purchaser has received and reviewed the public information with respect to the Company and has had an opportunity to ask questions of, and receive answers from persons acting on behalf of the Company;

     (h) the Company will not be required to place a legend regarding the B.C. Hold Period on certificates representing the Shares provided that the Purchaser shall file an Initial Trade Report in the form attached as Schedule "A" hereto, as prescribed by Blanket Order #95/17 of the British Columbia Securities Commission, within 10 days from the date of the beginning of the distribution by such purchaser.

6. The Purchaser warrants that it is acquiring the Shares under exemptions from securities filing requirements in its jurisdiction of domicile.

 7. Upon acceptance of this subscription the Company will promptly take the necessary steps to have the Shares issued and allotted as fully paid and non-assessable.

8. This Agreement is to be governed and interpreted according to the laws of the Province of British Columbia.

9. This Agreement may be executed in counterpart and such counterparts together shall constitute one and the same instrument.
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                                      -4-


10. Delivery of an executed copy of this Agreement by telecopy, telex or other means of electronic communication producing a printed copy will be deemed to be execution and delivery of this Agreement on the date of such communication by the party so delivering such copy.

          DATED this __________ day of ___________, 1999.


                                          ___________________________________
                                          Signature of Subscriber

                                          ___________________________________
                                          Subscriber's Name

                                          ___________________________________
                                          Complete Mailing Address

                                          ___________________________________


                                          ___________________________________


The Company accepts the subscription
set forth above this _____ day of
__________, 1999.

LML PAYMENT SYSTEMS INC.


________________________
Director
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                                  Schedule "A"
                                  ------------

                                 Securities Act

                              INITIAL TRADE REPORT

1.  Name and address of seller

    ____________________________________________________________________________
    ____________________________________________________________________________

2.  Name and address of the issuer whose securities were traded by the seller

    ____________________________________________________________________________
    ____________________________________________________________________________

3.  Name and address of the party from whom the seller acquired the securities

    ____________________________________________________________________________
    ____________________________________________________________________________

4.  Description of securities sold

    (a)  Number and description of securities               ____________________

    (b)  Date of acquisition of securities by the seller    ____________________

    (c)  Exemption under which securities were
         acquired by the seller                             ____________________

    (d)  Exemption under which securities were
         traded by the seller                               ____________________

    (e)  Date of sale of securities                         ____________________

    (f)  Sale Price                                         ____________________

5.  Certificate of seller
    The undersigned seller hereby certifies that the information given in this report relating to the seller is true and that, to the best of the seller's information and belief,

    (a) the information given in this report relating to any other party is true,

    (b) no unusual effort has been made to prepare the market or create a demand for the securities, and
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                                      -2-


     (c) no extraordinary commission or other consideration has been paid in respect of the trade to which this report relates.

DATED at ____________this________day of ____________,________



                                  ______________________________________________
                                  Signature of the seller or, if the seller is a company, signature of authorized signatory

                                  ______________________________________________
                                  Name of the seller or, if the seller is a company, name and office of authorized signatory


INSTRUCTIONS:

1. If the space provided for any answer is insufficient, additional sheets may be used. Each sheet must be cross-referenced to the relevant item, properly identified and signed by the person whose signature appears on the report.

2. File this report with the required fee and completed Fee Checklist. In order to determine the fee payable, consult section 22 of the Securities Regulation, B.C. Reg. 478/95. Cheques should be made payable to the "British Columbia Securities Commission".

IT IS AN OFFENCE FOR A PERSON TO MAKE A STATEMENT IN A DOCUMENT REQUIRED TO BE FILED OR FURNISHED UNDER THE SECURITIES ACT THAT, AT THE TIME AND IN LIGHT OF CIRCUMSTANCES UNDER WHICH IT IS MADE, IS A MISREPRESENTATION